UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES
EXHIBIT INDEX

Item 1.01. Entry Into a Material Definitive Agreement

Please see the disclosure contained under Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 5, 2006, we entered into a Senior Secured Credit Facility, a Senior Secured Second Lien Credit Facility and a Bridge Loan Facility with various financial institutions (the “Lenders”), including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents and the joint lead arrangers and joint bookrunners. Citicorp USA, Inc. is acting as administrative agent and Citibank, N.A. is acting as collateral agent for the Senior Secured Credit Facility and the Senior Secured Second Lien Credit Facility. Morgan Stanley Senior Funding, Inc. is acting as the administrative agent for the Bridge Loan Facility.

Senior Secured Credit Facility

The Senior Secured Credit Facility provides for aggregate borrowings of $2.15 billion, consisting of: (i) a $250.0 million Term A loan facility (the “Term A Loan Facility”); (ii) a $1.4 billion Term B loan facility (the “Term B Loan Facility”); and (iii) a $500.0 million revolving loan facility (the “Revolving Loan Facility”).

The Senior Secured Credit Facility is guaranteed by substantially all of our existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain other subsidiaries. We and each of the guarantors under the Senior Secured Credit Facility have granted the lenders under the Senior Secured Credit Facility a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in the following:

•	the equity interests of substantially all of our direct and indirect U.S. subsidiaries and 65% of the voting securities of certain foreign subsidiaries; and

•	substantially all present and future property and assets, tangible and intangible, of us and each guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.

The final maturity of the Term A Loan Facility is September 5, 2012. The Term A Loan Facility will amortize in an amount per annum equal to the following: year 1 - 1.25%; year 2 - 2.50%; year 3 - 3.75%; year 4 - 5.00%; year 5 - 6.25%; year 6 - 6.25%. The final maturity of the Term B Loan Facility is September 5, 2013. The Term B Loan Facility will be repaid in equal quarterly installments in an amount equal to 1% per annum, with the balance due on the maturity date. The final maturity of the Revolving Loan Facility is September 5, 2011. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity.

At our option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (a) Base Rate loans, which shall bear interest at the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case in effect from time to time, plus the applicable margin in effect from time to time (which is currently 0.75% for the Term A Loan Facility and the Revolving Loan Facility and 1.25% for the Term B Loan Facility), or (b) LIBO loans, which shall bear interest at the LIBO Rate (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves), as determined by the administrative agent for the respective interest period plus the applicable margin in effect from time to time (which is currently 1.75% for the Term A Loan Facility and the Revolving Loan Facility and 2.25% for the Term B Loan Facility).

The Senior Secured Credit Facility requires us to comply with customary affirmative, negative and financial covenants. The Senior Secured Credit Facility requires that we maintain a minimum interest coverage ratio and a maximum total debt to EBITDA ratio. The interest coverage covenant requires that the ratio of our EBITDA for the preceding four fiscal quarters to our consolidated total interest expense for such period shall not be less than 2 to 1 beginning on December 15, 2006. The interest coverage ratio will increase over time until it reaches 3.25 to 1 for fiscal quarters ending after October 15, 2009. The total debt covenant requires that the ratio of our total debt to our EBITDA for the preceding four fiscal quarters will not be more than 5.5 to 1 for each fiscal quarter ending after December 15, 2006. This ratio will decline over time until it reaches 3 to 1 for fiscal quarters after October 15, 2009. The method of calculating all of the components used in the covenants is included in the Senior Secured Credit Facility.

The Senior Secured Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after stated grace period; inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default of more than $50 million; certain judgments of more than $50 million; certain ERISA-related events; and a change in control (as defined in the agreement).

Senior Secured Second Lien Credit Facility

The Senior Secured Second Lien Credit Facility provides for aggregate borrowings of $450 million by our wholly-owned subsidiary, HBI Branded Apparel Limited, Inc. The Senior Secured Second Lien Credit Facility is unconditionally guaranteed by us and each entity guaranteeing the Senior Secured Credit Facility, subject to the same exceptions and exclusions provided in the Senior Secured Credit Facility. The Senior Secured Second Lien Credit Facility and the guarantees in respect thereof are secured on a second-priority basis (subordinate only to the Senior Secured Credit Facility and any permitted additions thereto or refinancings thereof) by substantially all of the assets that secure the Senior Secured Credit Facility (subject to the same exceptions).

Loans under the Senior Secured Second Lien Credit Facility will bear interest in the same manner as those under the Senior Secured Credit Facility, subject to a margin of 2.75% for Base Rate loans and 3.75% for LIBO loans.

The Senior Secured Second Lien Credit Facility requires us to comply with customary affirmative, negative and financial covenants and includes customary events of default. The Senior Secured Second Lien Credit Facility requires that we maintain a minimum interest coverage ratio and a maximum total debt to EBITDA ratio. The interest coverage covenant requires that the ratio of our EBITDA for the preceding four fiscal quarters to our consolidated total interest expense for such period shall not be less than 1.5 to 1 for each fiscal quarter ending after December 15, 2006. The interest coverage ratio will increase over time until it reaches 2.5 to 1 for fiscal quarters ending after October 15, 2009. The total debt covenant requires that the ratio of our total debt to our EBITDA for the preceding four fiscal quarters will not be more than 6 to 1 for each fiscal quarter ending after December 15, 2006. This ratio will decline over time until it reaches 3.75 to 1 for fiscal quarters after October 15, 2009. The method of calculating all of the components used in the covenants is included in the Senior Secured Second Lien Credit Facility.

The Senior Secured Second Lien Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after stated grace period; inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default of more than $60 million; certain judgments of more than $60 million; certain ERISA-related events; and a change in control (as defined in the agreement).

The Senior Secured Second Lien Credit Facility matures on March 5, 2014 and includes a penalty for prepayment of the loan prior to September 5, 2009. The Senior Secured Second Lien Credit Facility will not amortize and will be repaid in full on its maturity date.

Bridge Loan Facility

The Bridge Loan Facility provides for a borrowing of $500 million and is unconditionally guaranteed by each entity guaranteeing the Senior Secured Credit Facility. The Bridge Loan Facility is unsecured and will mature on September 5, 2007. If the Bridge Loan Facility has not been repaid at maturity, the outstanding principal amount of the facility will roll over into a rollover loan in the same amount that will mature on September 5, 2014. Lenders that have extended rollover loans to us may request that we issue “Exchange Notes” to them in exchange for the rollover loans, and also may request that we register such notes upon request.

Interest under the Bridge Loan Facility shall be paid at the Contract Rate. “Contract Rate” is defined as of any date of determination, (i) from the Closing Date to, but excluding, the three month anniversary of the Closing Date, a rate per annum (the “First Contract Rate”) equal to the 3-month LIBO rate (as defined in the Bridge Loan Facility) on the Closing Date plus 4%, (ii) on and after the three month anniversary of the Closing Date to, but excluding, the six month anniversary of the Closing Date, a rate per annum (the “Second Contract Rate”) equal to the sum of the First Contract Rate plus 0.50%, (iii) on and after the six month anniversary of the Closing Date to, but excluding, the nine month anniversary of the Closing Date, a rate per annum (the “Third Contract Rate”) equal to the sum of the Second Contract Rate plus 0.50%, (iv) on and after the three month anniversary of the Closing Date to, but excluding, the Bridge Loan Repayment Date, a rate per annum (the “Fourth Contract Rate”) equal to the sum of the Third Contract Rate plus 0.50% and (v) on and after the Bridge Loan Repayment Date, a rate per annum equal to the sum of the Fourth Contract Rate plus an increase of 0.50% every three months. However, the interest rate borne by the Bridge Loan Facility will not exceed 10.75%.

The Bridge Loan Facility requires us to comply with customary affirmative, negative and financial covenants and includes customary events of default.

We will file copies of the Senior Secured Credit Facility, the Senior Secured Second Lien Credit Facility and the Bridge Loan Facility with our next periodic report filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 11, 2006	Hanesbrands Inc.

	By:	/s/ Catherine Meeker
Catherine Meeker